UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016 (August 23, 2016)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices)  (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

_________________________________________________

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2016, our Board of Directors (the “Board”) increased the authorized number of directors on the Board from five (5) to six (6) directors. On the same date, the Board approved the appointment of Lyron L. Bentovim to the Board to fill the newly created vacancy.

There are no arrangements or understandings between Mr. Bentovim and any other persons pursuant to which Mr. Bentovim was selected as a director, and there have been no transactions since the beginning of our last fiscal year, or transactions that are currently proposed, regarding Mr. Bentovim that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, the Board is still determining to which committee of the Board, if any, Mr. Bentovim will be named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: August 25, 2016	By:	/s/ Shlomi Palas
	Name:	Shlomi Palas
	Title:	President and Chief Executive Officer